EXHIBIT 3.1


ARTICLES OF INCORPORATION Form 7.102.102.1 revised 11/13/00
Filing fee: $50.00  This document must be typed or machine printed.
If more space is required, continue on attached 8-1/2" x 11" sheet(s). Deliver 2 copies to: Colorado Secretary of State, Business Division, 1560 Broadway, Suite 200, Denver, CO 80202-5169
Please include a typed or machine printed, self-addressed, envelope.

                                            ABOVE SPACE FOR OFFICE USE ONLY

The undersigned, acting as the incorporator of a corporation for profit pursuant to SS 7-102-102, Colorado Revised Statutes (C.R.S.), delivers these Articles of Incorporation to the Colorado Secretary of State for filing, and states as follows:

1.  The entity name of the corporation is: PRIDE, Inc.
The entity name of a corporation must contain the term "corporation", "incorporated", "company", or "limited", or an abbreviation of any of these

2.The number of shares of common stock that the corporation is authorized to issue is 200,000,000 shares.

3. The corporation may also issue up to 1,000,000 shares of preferred stock, with the preferences being set by the corporation's Board of Directors.

4. The street address of the corporation's initial registered office and the name of its initial registered agent at that office are: Street Address (must be a street or other physical address in Colorado) 2525 15th Street, Suite 3H, Denver, CO 80211 If mail is undeliverable to this address, ALSO include a post office box address: Name: George A. Powell

5. The address of the corporation's initial principal office is: 2525 15th Street, Suite 3H, Denver, CO 80211

6.  The name and address of the incorporator is:
    Name:     George A. Powell
    Address:  2525 15th Street, Suite 3H, Denver, CO 80211

7. The undersigned consents to appointment as the corporation's initial registered agent:

Registered Agent         /s/ George A. Powell
                         (individual's signature)
Signer's Name-printed    George A. Powell

8. The address to which the Secretary of State may send a copy of this document upon completion of filing (or to which the Secretary of State may return this document if filing is refused) is: 2525 15th Street, Suite 3H, Denver, CO 80211


Incorporator             /s/ George A. Powell
                         (individual's signature)

Signer's Name-printed    George A. Powell     Dated: August 22, 2001

OPTIONAL. The electronic mail and/or Internet address for this entity is/are: e-mail SAINC CPA@aol.com The Colorado Secretary of State may contact the following authorized person regarding this document: name: Mick Schumacher or Lois Huston: address 2525 15th Street, Suite 3H, Denver, CO 80211; voice (303) 480-5037; fax (303) 480-5038; e-mail SAINC CPA@aol.com